UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2007
Quicksilver Gas Services LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33631 (Commission File Number)	56-2639586 (IRS Employer Identification No.)

777 West Rosedale Street Fort Worth, Texas (Address of principal executive offices)	76104 (Zip Code)
Registrant’s telephone number, including area code: (817) 665-8620
NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Quicksilver Gas Services LP (the “Partnership”) entered into an underwriting agreement on August 6, 2007 (the “Underwriting Agreement”) with Quicksilver Gas Services GP LLC (the “General Partner”), Quicksilver Gas Services Holdings LLC (“Holdings”), Quicksilver Resources Inc. (“Quicksilver” and, together with the Partnership, the General Partner and Holdings, the “Quicksilver Parties”) and UBS Securities LLC, Goldman, Sachs & Co., A.G. Edwards & Sons, Inc., J.P. Morgan Securities Inc. and Fortis Securities LLC (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of 5,000,0000 common units representing limited partner interests in the Partnership sold by the Partnership at a price to the public of $21.00 per common unit ($19.635 per common unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 750,000 common units on the same terms to cover over-allotments, if any.
     In the Underwriting Agreement, the Quicksilver Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit Number	Description

Exhibit 1.1	Underwriting Agreement, dated August 6, 2007, among Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC, Quicksilver Gas Services Holdings LLC, Quicksilver Resources Inc. and UBS Securities LLC, Goldman, Sachs & Co., A.G. Edwards & Sons, Inc., J.P. Morgan Securities Inc. and Fortis Securities LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER GAS SERVICES LP
By:	Quicksilver Gas Services GP LLC,
its General Partner

Date: August 9, 2007	By:	/s/ Philip Cook
		Name:	Philip Cook
		Title:	Senior Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 1.1	Underwriting Agreement, dated August 6, 2007, among Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC, Quicksilver Gas Services Holdings LLC, Quicksilver Resources Inc. and UBS Securities LLC, Goldman, Sachs & Co., A.G. Edwards & Sons, Inc., J.P. Morgan Securities Inc. and Fortis Securities LLC.